UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 2, 2007

QUINTEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

California	000-50929	77-0505346
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17951 Lyons Circle, Huntington Beach	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-7741

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Item 1.02 Termination of a Material Definitive Agreement

On November 2, 2007, Quintek Technologies, Inc (“Quintek”) was delivered a letter from FedEx Kinko’s (“FEK”) terminating the Master Services Agreement (the” Agreement") entered into with Quintek dated January 20, 2005.Termination is Effective November 19, 2007, Technologies, Inc. (the “Company"). Pursuant to the Agreement, FEK was paying the Company approximately $50,000 per month for document imaging services provided by the Company. FEK exercised its option to terminate, pursuant to the pursuant to article 14 of the Agreement. Termination was a result of Quintek subcontracting services to a third party without written consent of FEK. The Company did not incur any penalties in connection with the termination by FEK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTEK TECHNOLOGIES, INC.

Dated: November 6, 2007	BY:	/s/ Andrew W. Haag
Andrew W. Haag Chief Financial Officer